UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    November 29, 2007

FUTURES PORTFOLIO FUND, LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Maryland	000-50728	52-1627106
(State of Incorporation)	(Commission File No.)	( IRS Employer Identification No.)

c/o Steben & Company, Inc.
2099 Gaither Road, Suite 200
Rockville, Maryland 20850
(Address of Principal Executive Office)(zip code)

(240) 631-9808
Registrant telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS.

Effective November 29, 2007, Barry R. Gainsburg, was named as General Counsel and Chief Compliance Officer of Steben & Company, Inc., the General Partner of Futures Portfolio Fund Limited Partnership, replacing Brian Hull as Chief Compliance Officer.

Barry R. Gainsburg (age 39) received his Bachelor of Arts in Political Science from Johns Hopkins University in 1990 and his Juris Doctorate from Hofstra Law School in 1993. Prior to joining Steben & Company in November 2007, Mr. Gainsburg was Director of Compliance at John W. Henry & Company, Inc., a Commodity Trading Advisor and Commodity Pool Operator, from March 2001 to November 2007, as well as its affiliates Westport Capital Management Corporation, Global Capital Management Limited and JWH Securities, Inc.  Mr. Gainsburg is admitted to practice law in the states of New York and Florida. Mr. Gainsburg holds his Series 3, 7, 24 and 63 NFA and FINRA licenses.

Effective November 29, 2007, Mr. Ahmed S. Hassanein, Chief Financial Officer of Steben & Company, Inc., has also been appointed as the Chief Operating Officer of Steben & Company, Inc. In addition, Mr. Hassanein has been appointed to the board of directors of Steben & Company, Inc. replacing Ms. Barbara M. Rittenhouse on the board. Ms. Rittenhouse will continue as Controller of Steben & Company, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Futures Portfolio Fund, Limited Partnership By: Steben & Company , Inc. General Partner
Date: November 29, 2007	By:
/s/ Ken Steben
Kenneth E. Steben President of the General Partner